Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 20, 2025, relating to our audit of the consolidated financial statements appearing in the Annual Report on Form 10-K of 22nd Century Group, Inc. for the year ended December 31, 2024.

We also consent to the reference to our firm under the captions “Experts”.

/s/ Freed Maxick, P.C.

Buffalo, New York
May 8, 2025